UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):	March 9, 2009 (March 10, 2009)

ROCK OF AGES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-29464	03-0153200
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

560 Graniteville Road, Graniteville Vermont	05654
(Address of principal executive offices)	(Zip Code)

(802) 476-3121

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ROCK OF AGES CORPORATION
FORM 8-K

Item 1.01	Entry Into a Material Definitive Agreement
Amendment of PKDM Supply Agreement

The Company previously entered into a Supply Agreement with the purchaser of the Company’s retail division, PKDM Holdings, Inc. on January 17, 2008. Pursuant to the Supply Agreement, PKDM was obligated to purchase a minimum of $3,500,000 of product from the Company during each year of the five year term. PKDM’s minimum purchase obligation under the Supply Agreement is subject to reduction if PKDM permanently closes or sells stores that were operated by them on the date of the original Supply Agreement. Pursuant to the Supply Agreement, the amount of such reduction is equal to the three year average annual purchases of closed or sold stores. Due to the closure or sale of a number of locations by PKDM during 2008, on March 10, 2009 the parties agreed to revise the minimum purchase requirements to $1,780,000 for the year of the agreement ending on January 17, 2009 and to $1,210,000 for each of the remaining years of the initial term and any renewal term.

The foregoing summary description of the Amendment is qualified in its entirety by reference to the Amendment No. 1 to Supply Agreement attached hereto as Exhibit 10.1 and incorporated by reference hereof.

Item 2.02	Results of Operations and Financial Condition

On March 10, 2009, Rock of Ages issued a press release which announced results of operations for the fourth quarter and full year ended December 31, 2008. A copy of the press release is furnished (not filed) as Exhibit 99.1 to this report.

Item 2.06	Material Impairments

On March 9, 2009, management concluded, with the approval of the Audit Committee of the Company’s Board of Directors, that an impairment charge was required under accounting principles generally accepted in the United States of America (“US GAAP”) applicable to the registrant with respect to the write-down in value of the second-grade granite block inventory at its three export quarries and a write-down of $1,348,000 related to the Company’s former corporate headquarters building.

As a result of the rapid and unprecedented increase in ocean and in-land freight rates and changing economic conditions the Company’s export customers are generally demanding more first-grade block inventory. Because shipping costs are now a much larger percentage of the price of the block, fewer customers are willing to take a chance on the second-grade blocks. As a result, the Company determined that the second-grade blocks should be written off and the Company recorded a charge of $3,930,000 to cost of goods sold in the fourth quarter of 2008.

After the sale of the retail division the Company down-sized and consolidated its corporate headquarters in the manufacturing plant’s existing administrative offices. As a result, the Company had a change in the use of its corporate headquarters building.  In accordance with US GAAP it was determined that the building was impaired. The registrant received a fair market analysis of the building and reduced the value by $1,348,000.

Item 9.01	Financial Statements and Exhibits
	Exhibit Number	Description
	10.1	Amendment to Supply Agreement
	99.1	Press Release dated March 10, 2009.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCK OF AGES CORPORATION

Date: March 10, 2009	By: Laura Plude, Vice President and Chief Financial Officer

Exhibit Index

Number	Description

10.1	Amendment to Supply Agreement

99.1	Press Release dated March 10, 2009